Exhibit 99.3

Media Contact:	Investor Relations Contact:
Tim Deighton	List Underwood
(205) 264-4551	(205) 801-0265

Regions Financial Corporation Announces Agreement to Sell Morgan Keegan to Raymond James Financial

BIRMINGHAM, Ala. – (BUSINESS WIRE) – January 11, 2012 – Regions Financial Corp. (NYSE:RF) announced today that it has entered into a stock purchase agreement to sell Morgan Keegan & Company, Inc. and related affiliates to Raymond James Financial, Inc. for $930 million. As part of the transaction, Morgan Keegan will also pay Regions a dividend of $250 million before closing, pending regulatory approval, resulting in total proceeds of $1.18 billion to Regions, subject to adjustment as described below. The transaction is anticipated to close during the first quarter, subject to regulatory approvals and customary closing conditions. Morgan Asset Management and Regions Morgan Keegan Trust are not included in the sale and will remain part of Regions’ Wealth Management organization.

Regions President and CEO Grayson Hall said, “This agreement validates our belief in the value of the Morgan Keegan franchise as a leading brokerage and investment banking firm based in the Southeast. I am very pleased that we were able to reach an agreement that benefits our shareholders and helps us focus on our core banking business while also allowing us to continue providing a full range of products and services seamlessly to our customers.”

John Carson, CEO of Morgan Keegan said, “Our businesses have grown significantly over the past decade as part of the Regions family. As we enter a new era for the firm, we are excited by the opportunity to continue providing outstanding service to our individual and institutional clients as part of Raymond James.”

The agreement creates revenue opportunities for Regions through a strong partnership with Raymond James for deposits, loan referrals and processing relationships. In addition, Regions and Raymond James will work closely to ensure that Morgan Keegan customers with Regions banking relationships continue to receive the same high level of service from both companies.

As a result of the process of selling Morgan Keegan, Regions expects to record an impairment charge in a range of $575 million to $745 million (primarily non-deductible) in the fourth quarter of 2011 related to the $745 million of goodwill included in its Investment Banking/Brokerage/Trust segment.

Based on the relative fair value allocation, portions of the impairment charge are expected to be recorded in the statement of operations within both Discontinued Operations and Continuing Operations. The calculations of the amount of the charge and the allocations are not yet final and subject to change. Based on currently

Regions Financial Corporation Post Office Box 11007 Birmingham, Alabama 35288

available estimates, for purposes of the attached pro forma capital information, Regions has assumed the goodwill impairment charge to be approximately $693 million in the fourth quarter of 2011. The goodwill impairment charge is a non-cash item which will not have a negative impact on regulatory capital.

Upon consummation of the sale of Morgan Keegan, which is expected to occur in the first quarter of 2012, the remaining goodwill allocated to Discontinued Operations will be derecognized and included in the gain/loss on sale. For purposes of the attached financial information the gain is estimated to be approximately $20 million.

The actual impairment charge is expected to be in the range listed above but likely to vary from the amounts included in the financial information. Actual results could also vary from the expected ranges. The allocations between Discontinued and Continuing Operations could also vary from the allocations assumed in the attached financial information.

Regions expects to record a net loss available to common shareholders for the fourth quarter of 2011 in a range of $432 million to $633 million or $(0.34) per common share to $(0.50) per common share. Net loss from Continuing Operations is expected to be in a range of $101 million to $197 million or $(0.08) to $(0.16) per common share. Net income from Continuing Operations without the goodwill impairment charge (non-GAAP) is expected to be in a range of $88 million to $119 million or $0.07 to $0.09 per common share. All amounts included above are estimates and are subject to change. Details of the fourth quarter and full year 2011 results will be provided in our earnings release on January 24, 2012. See reconciliation below of GAAP to Non-GAAP measures.

The transaction is expected to increase Regions’ Tier 1 Capital (regulatory) and Tier 1 Common (non-GAAP) ratios by approximately 13 basis points and 9 basis points, respectively.

Regions previously announced that it had retained Goldman, Sachs & Co. to explore potential strategic alternatives for Morgan Keegan as part of the process of evaluating how best to manage its capital to increase shareholder value. Sullivan & Cromwell LLP advised Regions on the transaction.

Agreement details:

•

Total proceeds of $1.18 billion, including a $250 million dividend paid by Morgan Keegan to Regions prior to close, pending regulatory approval. The transaction purchase price is subject to adjustment based on the closing tangible equity of Morgan Keegan and retention of Morgan Keegan associates in the immediate post-closing period.

•

Regions will indemnify Raymond James for all litigation matters related to pre-closing activities. In addition, Regions will receive the benefit of previously established reserves by Regions at Morgan Keegan.

•

Memphis, Tenn., where Morgan Keegan is currently headquartered, will be the headquarters of Raymond James’ Fixed Income and Public Finance businesses. Additionally, Raymond James will continue to operate a regional support center in Memphis.

•	Regions and Raymond James will enter into several mutually beneficial business relationships, including for deposits and loan referrals.

•	Expected to close within the first quarter, subject to regulatory approvals.

•	Additional details relating to the financial impact of the agreement are provided in a Form 8-K filed by Regions on January 11, 2012.

Investor Conference Call today, January 11, 5:00 p.m. EST, 4:00 p.m. CST

Regions will hold a conference call for investors today at 5:00 p.m. EST (4:00 p.m. CST). Telephone access to the call is available by dialing 1-800-309-5793. The pass code for the call is 29834829. Internet access to the call and to supporting materials will be available on the Investor Relations section of regions.com. A recorded playback of the conference call with members of the investment community will be available by dialing 1-855-859-2056 any time from 1:00 p.m. EST on January 12, 2012 until February 11, 2012. The pass code for the replay is 29834829.

About Regions Financial Corporation

Regions Financial Corporation, with $130 billion in assets, is a member of the S&P 500 Index and is one of the nation’s largest full-service providers of consumer and commercial banking, trust, securities brokerage, mortgage and insurance products and services. Regions serves customers in 16 states across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates approximately 1,800 banking offices and 2,100 ATMs. Additional information about Regions and its full line of products and services can be found at www.regions.com.

About Morgan Keegan

Morgan Keegan & Company, Inc., a full-service brokerage and investment banking firm, is the securities brokerage arm of Regions Financial Corp. Headquartered in Memphis, Tenn., Morgan Keegan serves individual and institutional investors through 90 full-service offices in 20 states. Additional information about Morgan Keegan can be found at www.morgankeegan.com.

About Raymond James Financial, Inc.

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three principal wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd. have approximately 5,400 financial advisors serving 2 million accounts in 2,400 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately $268 billion, of which approximately $35 billion are managed by the firm’s asset management subsidiaries.

Forward-looking Statements

This press release, and any other written or oral statements made by or on behalf of Regions Financial Corporation (“Regions”) in connection with the matters described in this press release may include forward-looking statements, including, but not limited to, statements about the projected impact on Regions of the transaction described in the press release. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, unless the context implies otherwise, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments.

Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. In addition to factors previously disclosed in Regions’ filings with the U.S. Securities and Exchange Commission, these risks, uncertainties and other factors include, but are not limited to: the possibility that regulatory and other approvals and conditions to the transaction are not received or satisfied on a timely basis or at all; the possibility that modifications to the terms of the transaction may be required in order to obtain or satisfy such approvals or conditions; changes in the anticipated timing for closing the transaction; business disruption during the pendency of or following the transaction; diversion of management time on transaction-related issues; reputational risks and the reaction of customers and counterparties to the transaction and the completion of the audit and finalization of our financial statements for fourth quarter and fiscal year 2011.

Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Use of non-GAAP financial measures

The table below presents computations of total results of operations, results from continuing operations, and results from discontinued operations. The table shows each of these measures excluding the impact of goodwill impairment, which is a non-GAAP measure. The table presents two scenarios showing a range of estimated goodwill impairment charges and a range of results excluding impairment. The goodwill impairment charge is included in financial results presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Regions believes the exclusion of goodwill impairment provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business.

Management and the Board of Directors utilize these non-GAAP measures as follows:

•	Preparation of Regions’ operating budgets

•	Calculation of performance-based annual incentive bonuses for certain executives

•	Monthly financial performance reporting

•	Monthly close-out “flash” reporting of consolidated results (management only)

•	Presentation to investors of Company performance

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of results that excludes goodwill impairment does not represent the amount that effectively accrues directly to stockholders (i.e., the goodwill impairment charge is a reduction of earnings and stockholders’ equity).

	Quarter Ended 12/31/11
	Results		Earnings (loss) per common share (1) (2)
	Low	High	Low	High
	(In millions)
Net loss available to common shareholders (GAAP)	$(633)	$(432)	$(0.50)	$(0.34)
Add: goodwill impairment	745	575	0.59	0.46
Less: tax benefit of goodwill impairment	(14)	(14)	(0.01)	(0.01)

Net income available to common shareholders before goodwill impairment (non-GAAP)	$98	$129	$0.08	$0.10

Net loss from discontinued operations available to common shareholders (GAAP)	$(436)	$(331)	$(0.35)	$(0.26)
Add: goodwill impairment	460	355	0.37	0.28
Less: tax benefit of goodwill impairment	(14)	(14)	(0.01)	(0.01)

Net income from discontinued operations available to common shareholders before goodwill impairment (non-GAAP)	$10	$10	$0.01	$0.01

Net loss from continuing operations available to common shareholders (GAAP)	$(197)	$(101)	$(0.16)	$(0.08)
Add: nondeductible goodwill impairment	285	220	0.23	0.17

Net income from continuing operations available to common shareholders before goodwill impairment (non-GAAP)	$88	$119	$0.07	$0.09

(1)	Due to the GAAP net loss, estimated weighted average basic common shares of approximately 1.26 billion are used in the calculation of earnings (loss) per common share.
(2)	The per share amounts may not appear to reconcile due to rounding.

Unaudited pro forma financial information has been presented below to give effect to and show the pro forma impact of the transaction on certain of Regions’ capital amounts and ratios as of September 30, 2011. No assurance can be given that such transaction will be completed on the terms assumed for the purposes of this presentation of pro forma financial information or at all.

The unaudited pro forma capital information is presented for illustrative purposes only and does not necessarily indicate the results that would have been realized had the transaction been completed as of September 30, 2011. The pro forma impact of the transaction assumes a purchase price of $930 million and a dividend to Regions of $250 million before closing, resulting in total proceeds of $1.180 billion. The unaudited pro forma capital information has been derived from, and should be read in conjunction with, Regions’ historical unaudited consolidated financial statements included in Regions’ Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2011, filed with the SEC.

The following tables provide calculations of end of period “tangible common stockholders’ equity to tangible assets” (non-GAAP), “tangible common book value per share” (non-GAAP), and “Tier 1 common risk-based” (non-GAAP) ratios, as well as a reconciliation of stockholders’ equity (GAAP) to Tier 1 capital (regulatory) and to “Tier 1 common equity” (non-GAAP). Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank’s capital adequacy based on Tier 1 capital, the calculation of which is codified in federal banking regulations. In connection with the Company’s Comprehensive Capital Assessment and Review process, these regulators supplement their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not codified, analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity and/or the Tier 1 common equity measure. Because tangible common stockholders’ equity and Tier 1 common equity are not formally defined by GAAP or codified in the federal banking regulations, these measures are considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity and Tier 1 common equity, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases. The tables also include the impact of the indemnification liability on each of the capital ratios as well as each capital ratio excluding the indemnification. These amounts are included to illustrate the impact of components of the transaction on each applicable ratio.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

($ amounts in millions, except per share data)		As Reported 9/30/11	Goodwill Impairment – Discontinued Operations		Goodwill Impairment – Continuing Operations		Estimated Impact Upon Closing		Pro Forma 09/30/11
Stockholders’ equity (GAAP)		$17,263	$(428	)(6)	$(265	)(6)	$20	(1)	$16,590
Less: Preferred equity (GAAP)		3,409	—		—		—		3,409
Intangible assets (GAAP)		6,039	(428	)(6)	(265	)(6)	(32	)(2)	5,314
Deferred tax liability related to intangibles (GAAP)		(220)	—		—		—		(220)

Tangible common stockholders’ equity (non-GAAP)	A	$8,035	$—		$—		$52		$8,087
Total assets (GAAP)		$129,762	$(428)		$(265)		$(1,549	)(3)	$127,520
Less: Intangible assets (GAAP)		6,039	(428)		(265)		(32)		5,314
Deferred tax liability related to intangibles (GAAP)		(220)	—		—		—		(220)

Tangible assets (non-GAAP)	B	$123,943	$—		$—		$(1,517)		$122,426
Shares outstanding-end of quarter	C	1,259					1,259		1,259
Tangible common stockholders’ equity to tangible assets (non-GAAP)	A/B	6.48%					0.13%		6.61%
TCE/TA - Impact of Indemnification (non-GAAP)							(0.11	%)(4)
TCE/TA -Excluding Indemnification (non-GAAP)							0.24%
Tangible common book value per share (non-GAAP)	A/C	$6.38					$0.04		$6.42
TIER 1 CAPITAL AND TIER 1 COMMON RISK-BASED RATIO
Stockholders’ equity (GAAP)		$17,263	$(428	)(6)	$(265	)(6)	$20		$16,590
Accumulated other comprehensive (income) loss		(92)	—		—		—		(92)
Non-qualifying goodwill and intangibles		(5,649)	428	(6)	265	(6)	32		(4,924)
Disallowed deferred tax assets		(506)	—		—		(38)		(544)
Disallowed servicing assets		(36)	—		—		—		(36)
Qualifying non-controlling interests		92	—		—		—		92
Qualifying trust preferred securities		846	—		—		—		846

Tier 1 capital (regulatory)	D	$11,918	$—		$—		$14		$11,932
Tier 1 capital risk-based ratio (regulatory)	D/F	12.84%					0.13%		12.97%
Tier 1 capital risk-based ratio - Impact of Indemnification (non-GAAP)							(0.23	%)(5)
Tier 1 capital risk-based ratio – Excluding Indemnification (non-GAAP)							0.36%
Tier 1 capital (regulatory)	D	$11,918	$—		$—		$14		$11,932
Qualifying non-controlling interests		(92)	—		—		—		(92)
Qualifying trust preferred securities		(846)	—		—		—		(846)
Preferred stock		(3,409)	—		—		—		(3,409)

Tier 1 common equity (non-GAAP)	E	$7,571	$—		$—		$14		$7,585
Risk-weighted assets (regulatory)	F	92,786	—		—		(800)		91,986
Tier 1 common risk-based ratio (non-GAAP)	E/F	8.16%					0.09%		8.25%
Tier 1 common risk-based ratio - Impact of Indemnification (non-GAAP)							(0.23	%)(5)
Tier 1 common risk-based ratio – Excluding Indemnification (non-GAAP)							0.32%

(1)	Estimated after-tax impact from transaction, indemnification, goodwill elimination and deal costs to stockholders’ equity
(2)	Estimated goodwill to be eliminated at sale date
(3)	Estimated adjustment to tangible assets sold net of cash proceeds and deferred taxes recognized from transaction
(4)	Estimated $210 million indemnification (net of 38% assumed effective tax rate) as a percentage of pro forma tangible assets
(5)	Estimated $210 million indemnification as a percentage of pro forma risk-weighted assets. No tax impact included as to be disallowed for regulatory purposes.
(6)	As a result of the process of selling Morgan Keegan, Regions expects to record an impairment charge (primarily non-deductible) in the fourth quarter of 2011 related to the $745 million of goodwill included in its Investment Banking/Brokerage/Trust segment. Based on the relative fair value allocation, portions of the charge will be recorded in the statement of operations within both Discontinued Operations and Continuing Operations. The calculations of the amount of the charge and the allocations are not yet complete and these estimates are subject to change. Based on currently available estimates, Regions has assumed a range of total fourth quarter 2011 impairment charge of $575 - $745 million. The goodwill impairment charge is a non-cash item which will not have a negative impact on regulatory capital.

For purposes of the attached pro forma financial information, Regions has assumed a fourth quarter goodwill impairment charge of $693 million consisting of $428 million in Discontinued Operations and $265 million in Continuing Operations. The total amount and these allocations are not yet complete and are subject to change.

Upon consummation of the sale of Morgan Keegan, the remaining goodwill allocated to Discontinued Operations will be derecognized and included in the gain/loss on sale. For purposes of the attached pro forma financial information the amount of goodwill derecognized is expected to be approximately $32 million and the resulting gain is estimated to be approximately $20 million.

The actual impairment charge is expected to be in the range listed above but likely to vary from the amounts included in the pro forma financial information. Actual results could also vary from the expected ranges. The allocations between Discontinued and Continuing Operations could also vary from the allocations assumed in the attached pro forma financial information.

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